UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2019  (February 22, 2019)

Tredegar Corporation
(Exact Name of Registrant as Specified in its Charter)

Virginia	1-10258	54-1497771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (804) 330-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2019, Tredegar Corporation (the “Company”) announced that on February 22, 2019, John D. Gottwald informed the Company’s Board of Directors (the “Board of Directors”) that he plans to retire as the Company’s President and Chief Executive Officer, effective as of the day following the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 with the Securities and Exchange Commission, which is expected to occur on March 18, 2019.  The Company also announced that on February 22, 2019, the Board of Directors elected John M. Steitz as the Company’s President and Chief Executive Officer, effective upon John D. Gottwald’s retirement.

John M. Steitz, 60, has been a director of the Company since 2017.  He previously served as President and Chief Executive Officer of Addivant Corporation, a leading global supplier of antioxidants, intermediates, inhibitors, modifiers, UV stabilizers and other additives to the plastic and rubber industries, from March 2015 until January 2019, as President and Chief Operating Officer of PQ Corporation, a leading worldwide producer of specialty inorganic performance chemicals and catalysts, from October 2013 until March 2015, as President and Chief Executive Officer of Avantor Performance Materials, a global supplier of ultra-high-purity life sciences materials with strict regulatory and performance specifications, from September 2012 through September 2013, as President and Chief Operating Officer of Albemarle Corporation, a worldwide manufacturer of specialty chemicals, from March 2012 through August 2012, and as Chief Operating Officer and Executive Vice President of Albemarle from April 2007 until March 2012.  Mr. Steitz has also served on the board of directors of Innophos Holdings, Inc., a producer of specialty grade phosphate products for the food, pharmaceutical and industrial market segments, since 2009.

In connection with his election as the Company’s President and Chief Executive Officer, the Executive Compensation Committee of the Board of Directors approved a compensation package for Mr. Steitz consisting of the follow components:

	Annual Base Salary	Stock Option Grant Value(1)	Restricted Stock Grant Value(1)
John M. Steitz	$825,000	$1,414,710	$471,570

(1)	Mr. Steitz will receive stock options or shares of restricted stock for the number of shares with the applicable grant date value reflected above.

The stock options will be granted on the third day following the Company’s earnings release for the fourth quarter of 2018, which is expected to be on March 18, 2019 (the “Date of Grant”).  The stock options will have an exercise price per share equal to 106.12% of the closing price of the Company’s common stock on the Date of Grant.  The options will vest three years from the Date of Grant and will have a term of five years.  The grant of options will be subject to the terms of the Notice of Nonstatutory Stock Option Grant and Nonstatutory Stock Option Terms and Conditions, a form of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019.

The shares of restricted stock become vested and nonforfeitable three years from the Date of Grant.  Upon the issuance of the shares, Mr. Steitz will be entitled to vote the shares and will be entitled to receive, free of all restrictions, ordinary cash dividends.  The grant of restricted stock is subject to the terms of the Notice of Stock Award and Stock Award Terms and Conditions, substantially in the form filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2016.

The nonqualified stock options and shares of restricted stock will be granted in reliance on the employment inducement exemption provided under the New York Stock Exchange Listed Company Manual Rule 303A.08 and not pursuant to the Company’s 2018 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION

Date: February 28, 2019	By:	/s/ Michael J. Schewel
Michael J. Schewel
Vice President, General Counsel and Secretary